Exhibit 10.3

Date: February 19, 2008

To: Peter Bello

From: Bill Conner

Re: Retention Bonus

I am very pleased to inform you that you have been granted a retention bonus equal to USD $45,000 (the "Retention Bonus"), payable as follows:

" One-seventh (1/7th) of the Retention Bonus shall vest and become payable at the end of each fiscal quarter of the Company over the seven (7) calendar quarters commencing on January 1, 2008, provided that you continue to be actively employed throughout the applicable quarter and up to and including the applicable payment date in respect of such quarter.

" Payments of the vested portion of the Retention Bonus will be made on the first pay date following the end of the quarter for which a portion of the Retention Bonus has vested.

" Any unpaid portion of the Retention Bonus which remains outstanding shall vest and become payable within 60 days of the earliest of one of the following events: (i) your death, (ii) your becoming disabled, (iii) termination of your employment by the Company without Cause(1) or (iv) the occurrence of an "Acquisition Event" (as defined in the Company's 2006 Stock Incentive Plan). You understand and agree that if you resign from your employment for any reason, you will forfeit any portion of the Retention Bonus that has not previously been paid. For sake of clarity, a termination by you for "Good Reason" or "Constructive Discharge" will not entitle you to payment of any remaining unpaid Retention Bonus amounts regardless of any provision to the contrary in your employment agreement

Thank you for your personal efforts and commitment which have played a key role in enabling Entrust to achieve our performance in 2007 and we look forward to continued success in 2008 and thereafter.

Best personal regards,

/s/ Bill

Bill Conner

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(1) For this purpose "Cause" shall mean the following (unless you have an employment agreement in which case the definition of "Cause" (if applicable) from such employment agreement will apply): (i) willful misconduct or gross negligence in carrying out your assigned duties, (ii) any act of misappropriation, embezzlement, intentional fraud, or similar conduct involving the Company, (iii) conviction or a plea of the equivalent to a felony, (iv) failure to comply with all material applicable laws and regulations in performing your duties and responsibilities for the Company and (v) abuse of alcohol or of any controlled substance.